Exhibit 99.1

CONTACT:

Susan K. Cullen

Senior Executive Vice President and

Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation to Present at the

Under the Radar Virtual Bank Conference on September 13, 2022

Uniondale, NY – September 8, 2022 – Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced that John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Chief Financial Officer and Treasurer, will present at the Under the Radar Virtual Bank Conference on September 13, 2022. The live presentation is scheduled for 30 minutes starting at 10:00 am EDT and will be accessible through the conference site (https://virtualbankconference.com/) and the investor relations section of the Company’s website (FlushingBank.com). Registration is required and free.

FLUSHING FINANCIAL CORPORATION (Nasdaq: FFIC) is the holding company for Flushing Bank®, an FDIC insured, New York State—chartered commercial bank that operates banking offices in Queens, Brooklyn, Manhattan, and on Long Island. The Bank has been building relationships with families, business owners, and communities since 1929. Today, it offers the products, services, and conveniences associated with large commercial banks, including a full complement of deposit, loan, equipment finance, and cash management services. Rewarding customers with personalized attention and bankers that can communicate in the languages prevalent within these multicultural markets is what makes the Bank uniquely different. As an Equal Housing Lender and leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also fosters relationships with consumers nationwide through its online banking division with the iGObanking® and BankPurely® brands.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at FlushingBank.com.

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